Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
CIVEO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares offered by the selling shareholders(1)	457(a)	374,753	$29.21(2)	$10,946,535(2)	0.0000927	$1,014.74
Fees to Be Paid	Equity	Common Shares offered by the selling shareholders, issuable upon conversion of Class A Series 1 Preferred Shares(1)(3)	457(a)	2,522,705	$29.21(2)	$73,688,213(2)	0.0000927	$6,830.90
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, no par value	415(a)(6)	(4)	(5)	(6)			S-3	333-233444	September 5, 2019
Carry Forward Securities	Equity	Preferred Shares, no par value	415(a)(6)	(4)	(5)	(6)			S-3	333-233444	September 5, 2019
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(4)	(5)	(6)			S-3	333-233444	September 5, 2019
Carry Forward Securities	Other	Warrants	415(a)(6)	(4)	(5)	(6)			S-3	333-233444	September 5, 2019
Carry Forward Securities	Unallocated (Universal) Shelf	(4)	415(a)(6)	$300,000,000(4)	(5)	$300,000,000(6)			S-3	333-233444	September 5, 2019	$36,360(7)
	Total Offering Amounts					$384,634,748		$7,845.54
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$7,845.54

Exhibit 107

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include an indeterminate number of common shares that may be issued in connection with shares splits, share dividends, recapitalizations or similar events.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low sale price for the common shares on August 22, 2022, as reported on the New York Stock Exchange.
(3)Represents the common shares that may be offered by the selling shareholders named in this registration statement issuable upon the conversion of the Class A Series 1 Preferred Shares held by the selling shareholders based on the liquidation preference of such Class A Series 1 Preferred Shares as of March 31, 2023 assuming all dividends thereon are paid in kind through an increase in the liquidation preference.
(4)The amount to be registered consists of up to $300,000,000 of an indeterminate amount of common stock, preferred stock, debt securities and/or warrants (the “Carry-Forward Securities”). There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock or debt securities as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.
(5)The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.B(iii) of Item 16(b) of Form S-3 under the Securities Act.
(6)Estimated pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $300,000,000. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock or debt securities that may be issued upon exercise of warrants registered hereby, as the case may be.
(7)The Carry-Forward Securities consist of securities previously registered under the Registration Statement on Form S-3 (File No. 333-233444), initially filed with the Securities and Exchange Commission on August 23, 2019, and declared effective on September 5, 2019 (the “2019 Registration Statement”), which securities remain unsold as of the date of this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the registration fees relating to the Carry-Forward Securities under the 2019 Registration Statement will continue to be applied to such securities hereunder. The registrant paid a filing fee of $36,360 (calculated at the filing fee rate in effect at the time of the filing of the 2019 Registration Statement) relating to the Carry-Forward Securities, and no additional filing fee is due with respect to the Carry-Forward Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the 2019 Registration Statement the Carry-Forward Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carry-Forward Securities under the 2019 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carry-Forward Securities from the 2019 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Carry-Forward Securities under the 2019 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.